Exhibit 10.2

M.D.C. HOLDINGS, INC.

2011 STOCK OPTION PLAN

FOR NON-EMPLOYEE DIRECTORS

(Adopted January 24, 2011)

(Approved by the Company’s stockholders on April 27, 2011)

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			Page
	11.6	Other Option Agreement Provisions	12
	11.7	Severability	12
	11.8	Governing Law	12
	11.9	Section 409A	12

12.	AMENDMENT, MODIFICATION AND TERMINATION		12
	12.1	Amendment, Modification, and Termination	12
	12.2	Options Previously Granted	13

13.	DURATION		13

14.	EXECUTION		13

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M.D.C. HOLDINGS, INC.

2011 STOCK OPTION PLAN

FOR NON-EMPLOYEE DIRECTORS

1.	INTRODUCTION

1.1 Establishment. M.D.C. Holdings, Inc., a Delaware corporation (the “Company”), hereby establishes the M.D.C. Holdings, Inc. 2011 Stock Option Plan For Non-Employee Directors (the “Plan”). The Plan permits the grant of Non-Qualified Stock Options (as defined herein) in accordance with the terms hereof.

1.2 Purpose. The Plan is intended to enhance the Company’s ability to attract and retain highly qualified directors and to motivate such persons to serve the Company and its Affiliates (as defined herein) by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the future success of the Company.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Option Agreements), the following definitions shall apply:

2.1 “Affiliate” means with respect to the Company, (i) any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including without limitation, any Subsidiary, and (ii) any corporation or other entity controlling, controlled by, or under common control with the Company, including any member of an affiliated group of which the Company is a common parent corporation or subsidiary corporation (within the meaning of Section 424 of the Code).

2.2 “Benefit Arrangement” means as defined in Section 8.

2.3 “Board” or “Board of Directors” means the board of directors of M.D.C. Holdings, Inc.

2.4 “Business Combination” means as defined in Section 2.6.

2.5 “Cause” means, as determined by the Board and unless otherwise provided in an employment, consulting or other services agreement, if any, between the Non-Employee director and the Company, (i) any willful breach of any material written policy of the Company or an Affiliate that is materially detrimental to the Company or the Affiliate; (ii) engaging in any conduct involving moral turpitude that is materially detrimental to the Company or an Affiliate, including, but not limited to, misappropriation or conversion of assets of the Company or an Affiliate (other than immaterial assets); (iii) a conviction of or entry of a plea of nolo contendere to a felony; or (iv) a material breach by the Non-Employee director of any term of any confidentiality agreement between the Non-Employee director and the Company or an Affiliate. No act or failure to act by the Non-Employee director shall be deemed “willful” if done, or omitted to be done, by him or her in good faith and with the reasonable belief that his or her action or omission was in the best interest of the Company or an Affiliate.

2.6 “Change of Control” means and shall be deemed to have occurred upon the occurrence of:

(a) the acquisition by any individual, entity, or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors;

(b) the individual directors of the Board as of the Effective Date (the “Incumbent Directors”) cease to constitute at least half of the Board within a twelve-month period; provided, however, that for purposes of this paragraph, any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a of two-thirds of the Incumbent Directors at the beginning of such twelve-month period shall be considered an Incumbent Director;

(c) consummation, in one transaction or a series of related transactions, of a reorganization, merger, or consolidation of the Company or sale or other disposition, direct or indirect, of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, the Persons who were the “beneficial owners” of outstanding voting securities of the Company immediately prior to such Business Combination “beneficially own,” by reason of such ownership of the Company’s voting securities immediately before the Business Combination, more than 50% of the combined voting power of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such Business Combination; or

(d) approval by those Persons holding the voting securities of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, solely with respect to any Option that is subject to Section 409A of the Code and payable upon a Change of Control, the term “Change of Control” shall mean an event described in one or more of the foregoing provisions of this definition, but only if it also constitutes a “change in control event” within the meaning of Treas. Reg. Section 1.409A-3(i)(5).

2.7 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations, interpretations, and administrative guidance issued thereunder.

2.8 “Committee” means the Compensation Committee of the Board.

2.9 “Company” means M.D.C Holdings, Inc., a Delaware corporation.

2.10 “Corporate Event” means an event described in Section 9.1.

2.11 “Effective Date” means the effective date of the Plan, which is the date the Plan was approved by the stockholders of the Company, and no Options may be awarded after the tenth anniversary of the Effective Date.

2.12 “Employee” means any individual who is a common-law employee of the Company or an Affiliate determined in accordance with the Company’s standard personnel policies and practices.

2.13 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time, or any successor act thereto.

2.14 “Exercise Price” means the price at which a share of Stock may be purchased pursuant to the exercise of an Option.

2.15 “Fair Market Value” means the value of a share of Stock as of a particular day, determined as follows: (a) the closing sale price reported for such share on the national securities exchange or national market system on which such stock is principally traded, or if no sale of shares is reported for such day, on the next preceding day on which a sale was reported, or (b) if the shares of Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion consistent with the requirements under Section 409A of the Code.

2.16 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, a trust in which any one or more of these persons (or the Participant) in the aggregate have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) in the aggregate control the management of assets, and any other entity in which one or more of these persons (or the Participant) in the aggregate own more than fifty percent (50%) of the voting interests; provided, however, that to the extent required by applicable law, the term Family Member shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant or a trust or foundation for the benefit of any one or more of these persons.

2.17 “Grant Date” means August 1st, the date each year that Options are automatically granted to Non-Employee Directors.

2.18 “Incentive Stock Option” means a type of option to purchase shares of stock designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

2.19 “Incumbent Directors” means as defined in Section 2.6.

2.20 “Minimum Statutory Withholding” means as defined in Section 7.

2.21 “Non-Employee” means a person that is not an Employee.

2.22 “Non-Qualified Stock Option” means any Option other than an Incentive Stock Option.

2.23 “Option” means an option to purchase one or more shares of Stock at a stated or formula price for a specified period of time. An Option granted under the Plan shall be a Non-Qualified Stock Option.

2.24 “Option Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to each Option. The Option Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of the Plan and any Option Agreement, the provisions of the Plan shall govern, except to the extent the Plan would be considered to provide an additional benefit as determined under Section 409A of the Code.

2.25 “Other Agreement” means as defined in Section 8.

2.26 “Parachute Payment” means as defined in Section 8.

2.27 “Participant” means any eligible Non-Employee director of the Company who is granted an Option under the Plan.

2.28 “Person” means as defined in Section 2.6.

2.29 “Plan” means this M.D.C. Holdings, Inc. 2011 Stock Option Plan For Non-Employee Directors, as amended from time to time.

2.30 “Securities Act” means the U.S. Securities Act of 1933, as it may be amended from time to time, or any successor act thereto.

2.31 “Stock” or “Common Stock” means a share of M.D.C. Holdings, Inc., common stock, $0.01 par value per share.

2.32 “Substitute Options” means Options granted in substitution for, or in assumption of, outstanding Options previously granted by an entity acquired by the Company or a Subsidiary or an Affiliate or with which the Company or Subsidiary or Affiliate combines. The terms and conditions of any Substituted Options shall comply with the requirements for substitutions of Options made in connection with a corporate transaction or certain other adjustments that are not treated as modifications under Treas. Reg. Section 1.424-1 and Section 409A of the Code, as applicable.

3.	PLAN ADMINISTRATION

3.1 General. The Plan shall be administered by the Board, which shall have full power and authority to take all actions and to make all determinations as are required or permitted under the Plan. The Board shall conduct the general administration of the Plan in accordance with its provisions. The Board’s duties and powers shall include, but be limited to, the power to interpret the Plan and the Option Agreements, to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement, to determine the right of all Non-Employee directors and other interested persons hereunder, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

3.2 Delegation by the Board. The Board may, from time to time, delegate, to the Committee, the power and authority to document Options under the Plan to specified groups of eligible individuals, subject to such restrictions and conditions as the Board, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Board shall determine. To the extent that the Board has delegated the authority to determine certain terms and conditions of an Option, all references in the Plan to the Board’s exercise of authority in determining such terms and conditions shall be construed to include the Committee to the extent the Board has delegated the power and authority to make such determination. However, any delegation (a) shall not result in the loss of an exemption under Rule 16b-3(d) for Options granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, (b) will not cause Options intended to qualify as “performance-based” compensation under Code Section 162(m) to fail to so qualify, (c) will not result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act and (d) shall be permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law.

3.3 Professional Assistance and Good Faith Actions. All expenses and liabilities incurred by members of the Board or Committee in connection with the administration of the Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Board, the Committee, the Company and its officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All action taken and all interpretations and determinations made by the Board or the Committee in good faith shall be final and binding upon all Non-Employee directors, the Company and all other interested persons.

3.4 Limitations on Authority. The Board and the Committee shall, in exercising discretion under the Plan, comply with all contractual and legal obligations of the Company, the Board or the Committee in effect from time to time, whether contained in the Company’s charter, bylaws, or other binding contract, or in the Committee’s charter, or in applicable law.

3.5 No Liability. No member of the Board or of the Committee shall be liable for any action or determination or interpretation made in good faith with respect to the Plan, any Option or any Option Agreement.

3.6 Book Entry. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of electronic or other forms of book-entry including, but not limited to, uncertificated forms maintained electronically.

4.	STOCK SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 9, the maximum number of shares of Stock available for issuance under the Plan shall be 1,000,000 shares. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

4.2 Share Counting. The Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments in accordance with Section 9. If the Exercise Price of any Option granted under the Plan, or if pursuant to Section 7 the tax withholding obligation of any Participant with respect to an Option, is satisfied by tendering shares of Stock to the Company or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent that an Option under the Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the Option, or otherwise terminated without delivery of shares to the Participant, the shares of Stock retained or returned to the Company will also be available under the Plan.

5.	ELIGIBILITY AND PARTICIPATION

Subject to the provisions of this Plan, the Non-Employee directors on the Effective Date and each Non-Employee director elected thereafter shall be eligible to receive Options to purchase Stock in accordance with Section 6; provided, however, to the extent required under Section 409A of the Code, an Affiliate of the Company shall include only an entity in which the Company possesses at least twenty percent (20%) of the total combined voting power of the entity’s outstanding voting securities or such other threshold ownership percentage permitted or required under Section 409A of the Code. A Non-Employee director may receive more than one Option grant, subject to such restrictions as are provided herein.

6.	STOCK OPTIONS

6.1 Grant of Options. Subject to the provisions of this Plan, Options shall be granted on the first day of each August during the term of this Plan to each Non-Employee director with the right to purchase 25,000 shares of Stock.

6.2 Option Agreement. Each Option granted under the Plan shall be evidenced by an Option Agreement that shall specify the Exercise Price, the number of shares of Stock covered by the Option as provided in Section 6.1, the maximum term of the Option, and such other provisions as the Board shall determine, consistent with the terms of this Section 6.2. In the event of any inconsistency between the terms of this Plan and an Option Agreement entered into hereunder, the terms of the Plan, specifically this Section 6.2, shall govern. The Option Agreement shall provide that all Options are fully vested at grant and will become exercisable six months after grant, such exercisability being subject to any equity ownership guidelines or other requirements established by the Board and stated in the Option Agreement.

(a) Exercise Price. The Exercise Price for each Option shall be the Fair Market Value and shall be specified in the Option Agreement. The Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date; provided, however, that the foregoing minimum Exercise Price shall not apply to Substitute Options. In no case shall the Exercise Price of any Option be less than the par value of a share of Stock.

(b) Number of Shares. Each Option Agreement shall state that it covers that specified number of shares of Stock set forth in Section 6.1, subject to the adjustments, if any, provided for in Section 9.4.

(c) Term. Each Option shall terminate on its tenth (10th) anniversary and all rights to purchase shares of Stock shall expire on the tenth (10th) anniversary of the Grant Date, unless terminated sooner pursuant to subsection (d) below.

(d) Commencement of Exercisability and Restrictions on Exercise. Each Option granted shall be exercisable at any time six months after the Option is granted, subject to this subsection (d). Each Option shall terminate if the Participant is removed as a director of the Company during the Option Period for Cause (as interpreted and determined by the Board). The Option shall be void thereafter for all purposes. If the Participant dies during the Option Period while serving as a director, the Option may by exercised by those empowered to do so under the Participant’s will or by the then applicable laws of descent and distribution at any time during the term of the Option following the Participant’s death but not thereafter.

6.3 Exercise of Option.

(a) Manner of Exercise. An Option granted hereunder shall be exercised, in whole or in part, by providing written or electronic notice, on a form provided by the Company, to a recipient designated by the Company, specifying the number of shares of Stock to be purchased and accompanied by full payment of the Exercise Price for the shares and satisfaction of any tax withholding requirements.

(b) Payment. A condition to the issuance or other delivery of shares of Stock as to which an Option shall be exercised shall be the payment of the Exercise Price and satisfaction of any tax withholding requirements. The Exercise Price of an Option shall be payable to the Company in full, in any method permitted under the Option Agreement, including: (i) in cash or in cash equivalents acceptable to the Company; (ii) by tendering unrestricted shares of Stock already owned by the Participant (for at least six (6) months or such other period as may be required by the Committee in order to comply with applicable law and to avoid adverse accounting consequences) on the date of surrender to the extent the shares of Stock have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the shares as to which such Option shall be exercised, (iii) any other method approved or accepted by the Committee in its sole discretion, including, but not limited to a cashless (broker-assisted) exercise, if permitted, or (iv) any combination of the foregoing. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

(c) Delivery of Shares. Promptly after the exercise of an Option by a Participant and the payment in full of the Exercise Price, such Participant shall be entitled to the issuance of certificates or uncertificated shares evidencing such Participant’s ownership of the shares of Stock purchased upon exercise of the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of certificates through the use of electronic or other forms of book-entry.

6.4 Transferability. Except as provided in Section 6.5, during the lifetime of a Participant, only the Participant (or, in the event of legal incapacity or incompetency, the Participant’s guardian or legal representative) may exercise an Option. Except as provided in Section 6.5, no Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.

6.5 Family Transfers. If authorized in the applicable Option Agreement, a Participant may transfer, not for value, all or part of an Option to any Family Member; provided, however, such a transfer must be accompanied by an executed tax agreement prepared by the Company. For the purpose of this Section 6.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 6.5, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to the original Participant or Family Members of the original Participant in accordance with this Section 6.5 or by will or the laws of descent and distribution.

6.6 Rights of Holders of Options. Unless otherwise stated in the applicable Option Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 9 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

7.	TAX WITHHOLDING

The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes, domestic or foreign, of any kind required by law with respect to the vesting of or other lapse of restrictions applicable to Options or upon the issuance of any shares of Stock or payment of any kind upon the exercise of any Options. At the time of such vesting, lapse, payment, or exercise, the Participant shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.

Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Participant may elect to have shares of Stock withheld or to deliver shares to satisfy the minimum statutory withholding rates for federal, state and local income taxes that are applicable to supplemental taxable income (“Minimum Statutory Withholding”) obligations. The Participant may elect to satisfy Minimum Statutory Withholding obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Participant or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Participant (for at least six (6) months or such other period as may be required by the Committee in order to comply with applicable law and to avoid adverse accounting consequences). The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value not in excess of such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Committee as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 7 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

8.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract, or understanding that expressly or impliedly modifies or excludes application of this Section 8 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Options held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Committee shall have the right, in its sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements to be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.

9.	EFFECT OF CHANGES IN CAPITALIZATION

9.1 Changes in Stock. The maximum number of shares of Stock for which Options may be granted under the Plan as set forth in Section 4.1 shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any recapitalization, reclassification, split, reverse split, combination, exchange, dividend or other distribution payable in shares of Stock, or for any other increase or decrease in such shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date (any such event hereafter referred to as a “Corporate Event”). In addition, subject to the exception set forth in the second sentence of Section 9.4, the number and kind of shares for which Options are outstanding shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any Corporate Event. Any such adjustment in outstanding Options shall not increase the aggregate Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option, and the adjustment shall comply with the requirements under Section 409A of the Code. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company shall proportionately adjust (i) the number and kind of shares subject to outstanding Options and/or (ii) the Exercise Price per share of outstanding Options to reflect such distribution. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 9.1, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

9.2 Change of Control. Subject to the exception set forth in the second sentence of Section 9.4, upon a Change of Control, the Committee, in its sole discretion, may take any of the following actions with respect to Options as of the date of the Change of Control: (i) provide that any or all such outstanding Options shall remain fully exercisable, and/or payable or (ii) take such further actions, if any, as it deems necessary or desirable with respect to any Options, including, without limitation, providing that such Options are fully exercisable or providing that the holders thereof shall receive a cash payment in exchange for the cancellation of such Options. The Committee need not take the same action with respect to all outstanding Options or to all outstanding Options of the same type.

9.3 Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs. Subject to the exception set forth in the second sentence of Section 9.4, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Option theretofore made pursuant to the Plan shall pertain to and apply solely to the securities to which a holder of the number of securities subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, and, in the case of Options, with a corresponding proportionate adjustment of the Exercise Price per share so that the aggregate Exercise Price thereafter shall be the same as the aggregate Exercise Price of the shares of Stock remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Option Agreement evidencing any other Option, any restrictions applicable to such Option shall apply as well to any replacement shares of Stock received by the Participant as a result of the reorganization, merger or consolidation. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 9.3, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

9.4 Adjustment. Adjustments under Section 9 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. The Board may provide in the Option Agreements at the time of grant of an Option, or any time thereafter with the consent of the Participant, for different provisions to apply to an Option in place of those described in Sections 9.1, 9.2 and 9.3. Notwithstanding the foregoing, any different provisions or changes to provisions contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

9.5 No Limitations on the Company. The making of Options pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

10.	REQUIREMENTS OF LAW

10.1 General. The Company shall not be required to issue or sell any shares of Stock under any Option if the issuance or sale of such shares would constitute a violation by the Participant, any other individual exercising an Option, or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Option upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Participant or any other individual exercising an Option pursuant to such Option unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option, the Company shall not be required to issue or sell such shares of Stock unless the Committee has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance or sale of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

10.2 Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Options pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

11.	GENERAL PROVISIONS

11.1 Disclaimer of Rights. No provision in the Plan, in any Option or in any Option Agreement shall be construed to confer upon any individual the right to remain a director of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

11.2 Nontransferability of Options. Except as provided in Sections 6.4 and 6.5 or otherwise at the time of grant or thereafter, no right or interest of any Participant in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except pursuant to a domestic relations order in settlement of marital property rights. In the event of a Participant’s death, a Participant’s rights and interests in Options shall only be transferable by will or the laws of descent and distribution to the extent provided under this Plan, and payment of any amounts due thereunder shall be made to, and exercise of any Option may be made by, the Participant’s legal representatives, heirs or legatees. If in the opinion of the Board a person entitled to payments or to exercise rights with respect to the Plan is unable to care for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Board with evidence satisfactory to the Board of such status.

11.3 Changes in Accounting or Tax Rules. Except as provided otherwise at the time an Option is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to any Option shall occur which, in the sole judgment of the Board, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Board shall have the right and power to modify as necessary, any then outstanding and unexercised Options and other outstanding Options as to which the applicable services or other restrictions have not been satisfied.

11.4 Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable.

11.5 Captions. The use of captions in this Plan or any Option Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Option Agreement.

11.6 Other Option Agreement Provisions. Each Option Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board or the Committee, in their sole discretion.

11.7 Severability. If any provision of the Plan or any Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

11.8 Governing Law. The validity and construction of this Plan and the Option Agreements shall be construed in accordance with and governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the Option Agreements to the substantive laws of any other jurisdiction.

11.9 Section 409A. Notwithstanding anything in this Plan to the contrary, the Plan and Options made under the Plan are intended to comply with the requirements imposed by Section 409A of the Code. If any Plan provision or Option under the Plan would result in the imposition of an additional tax under Section 409A of the Code, the Company and the Participant intend that the Plan provision or Option will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Option. The Participant further agrees that the Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify an Option in any manner and delay the payment of any amounts payable pursuant to an Option to the minimum extent necessary to meet the requirements of Section 409A of the Code as the Committee deems appropriate or desirable. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code) becomes entitled to a payment under the Plan that is subject to Section 409A of the Code on account of a “separation of service” (as defined under Section 409A oft the Code), such payment shall not occur until the date that is six months plus one day from the date of such “separation from service.” Any amount that is otherwise payable within the six (6) month period described herein will be aggregated and paid in a lump sum amount without interest.

12.	AMENDMENT, MODIFICATION AND TERMINATION

12.1 Amendment, Modification, and Termination. Subject to Sections 3.2, 11.9 and 12.2, the Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the stockholders of the Company if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

12.2 Options Previously Granted. Except as otherwise may be required under Section 11.9, notwithstanding Section 12.1 to the contrary, no amendment, modification or termination of the Plan or Option Agreement shall adversely affect in any material way any previously granted Option, without the written consent of the Participant holding such Option.

13.	DURATION

Unless sooner terminated by the Board, this Plan shall terminate automatically 10 years from the Effective Date. After the Plan is terminated, no Options may be granted. Options outstanding at the time the Plan is terminated shall remain outstanding in accordance with the terms and conditions of the Plan and the Option Agreement.

14.	EXECUTION

To record adoption of the Plan by the Board as of January 24, 2011, the Company has caused its authorized officer to execute the Plan.

M.D.C. HOLDINGS, INC.

By:	/S/ MICHAEL TOUFF
Senior Vice President

Date: March 1, 2011